As filed with the Securities and Exchange Commission on December 13, 2006.

Registration No. 333-136352

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLAYMONT STEEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3312	20-2928495
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4001 Philadelphia Pike

Claymont, Delaware 19703

(302) 792-5400

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Allen Egner

Claymont Steel Holdings, Inc.

4001 Philadelphia Pike

Claymont, Delaware 19703

(302) 792-5450

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Kimberly A. Taylor, Esq. Morgan, Lewis & Bockius LLP One Oxford Centre Thirty-Second Floor Pittsburgh, Pennsylvania 15219 (412) 560-3300 Fax: (412) 560-7001	Ronald S. Brody, Esq. Mayer, Brown, Rowe & Maw LLP 1675 Broadway New York, New York 10019 (212) 506-2500 Fax: (212) 262-1910

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock par value $0.001 per share	7,187,500 shares	$17.00	$122,187,500	$13,075

(1)	Includes amounts attributable to shares of common stock that may be purchased by the underwriters to cover over-allotments, if any.
(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table shows the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the registrant. All amounts are estimates, other than the SEC registration fee, the NASD filing fee and The Nasdaq Global Market listing fee.

SEC registration fee	$13,075
NASD filing fee	$12,719
Nasdaq Global Market listing fee	$100,000
Accounting fees and expenses	$305,000
Legal fees and expenses	$500,000
Printing and engraving expenses	$265,000
Transfer agent’s fees	$3,500
Blue sky fees and expenses	$10,000
Miscellaneous	$40,706

Total	$1,250,000

Item 14. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or DGCL, provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The amended and restated bylaws of our company, as well as our certificate of incorporation, provide for the indemnification our directors and officers to the fullest extent authorized by law. Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL, a director shall not be liable for monetary damages for breach of the director’s fiduciary duty. We have purchased insurance on behalf of our directors and officers.

The underwriting agreement for this offering will provide that each underwriter severally agrees to indemnify and hold harmless the Company, each of our directors, each of our officers who signs the registration statement, and each person who controls the Company within the meaning of the Securities Act but only with respect to written information relating to such underwriter furnished to the Company by or on behalf of such underwriter specifically for inclusion in the documents referred to in the foregoing indemnity.

Item 15. Recent Sales of Unregistered Securities.

During the three years preceding the filing of this registration statement, the registrant has not sold its securities without registration under the Securities Act of 1933 except as described below:

On May 19, 2005, pursuant to a Contribution Agreement, 11,241,303 shares of Claymont Steel Holdings, Inc.’s common stock, par value, $0.001 per share were issued to H.I.G. Capital LLC, Inc. in exchange for 1,000 shares of common stock, par value $0.001 per share of Claymont Steel, Inc. The issuance of stock to H.I.G. Capital LLC, Inc. was made in a private placement pursuant to 4(2) of the Securities Act and therefore was exempt from registration under the Securities Act. The transaction was completed without the use of an underwriter and the certificates representing the securities contain a restrictive legend that prohibits transfer without registration or an applicable exemption.

On July 8, 2005, we granted 75,451 shares of our restricted stock, representing 0.6667% of our then outstanding common stock to our Chief Executive Officer Jeff Bradley. The grant of restricted stock to Jeff Bradley was made in a private placement pursuant to 4(2) of the Securities Act and therefore was exempt from registration under the Securities Act. The grant was completed without the use of an underwriter and the certificates representing the securities contain a restrictive legend that prohibits transfer without registration or an applicable exemption.

On July 6, 2006, Claymont Steel Holdings, Inc. issued (i) $75,000,000 in aggregate principal amount of Senior Secured Pay-In-Kind Notes due 2010. The sale of the notes to Jefferies & Company, Inc. was made in a private placement pursuant to 4(2) of the Securities Act. The initial resale of the notes by Jefferies & Company, Inc. was made to qualified institutional buyers pursuant to Rule 144A, Rule 501(a)(1), (2), (3) and (7), and Regulation S under the Securities Act and, therefore, was exempt from registration under Section 4(2) of the Securities Act.

No other sales of the registrant’s securities have taken place within the last three years.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description of Exhibits
1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation of Claymont Steel Holdings, Inc.*

3.1.1	Certificate of Amendment of Certificate of Incorporation of Claymont Steel Holdings, Inc.*

3.2	Bylaws of Claymont Steel Holdings, Inc.*

3.3	Form of Amended and Restated Certificate of Incorporation of Claymont Steel Holdings, Inc.*

3.4	Form of Amended and Restated Bylaws of Claymont Steel Holdings, Inc.*

4.1	Indenture, dated as of July 6, 2006, between CitiSteel USA Holdings, Inc., as Issuer, and The Bank of New York, as Trustee and as Collateral Agent, with respect to the Senior Secured Pay-In-Kind Notes due 2010*

4.2	Form of Senior Secured Pay-In-Kind Note due 2010 (included as Exhibit A to the Indenture (Exhibit 4.1))*

4.3	Indenture, dated as of August 25, 2005, among CitiSteel USA, Inc., the Guarantor named therein and The Bank of New York as Trustee and Collateral Agent, with respect to the Senior Secured Floating Rate Notes Due 2010 (previously filed as Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-131812) of Claymont Steel, Inc. filed with the Commission on February 13, 2006)

4.4	Form of Senior Secured Floating Rate Note due 2010 (included as Exhibit A to the Indenture (Exhibit 4.1)) (previously filed as Exhibit 4.2 to the Registration Statement on Form S-4 (File No. 333-131812) of Claymont Steel, Inc. filed with the Commission on February 13, 2006)

4.5	Registration Rights Agreement, dated as of August 25, 2005, between CitiSteel USA, Inc. and Jefferies & Company, Inc. (previously filed as Exhibit 4.3 to the Registration Statement on Form S-4 (File No. 333-131812) of Claymont Steel, Inc. filed with the Commission on February 13, 2006)

Exhibit Number	Description of Exhibits
4.6	Registration Rights Agreement between H.I.G. Capital LLC, Inc. and CitiSteel USA Holdings, Inc., dated as of November 28, 2006*

5.1	Legal Opinion of Morgan, Lewis & Bockius LLP*

10.1	Financing Agreement, dated as of August 25, 2005, between the Lenders party thereto, U.S. Bank National Association, as Agent and CitiSteel USA, Inc., as Borrower (previously filed as Exhibit 10.1 to the Registration Statement on Form S-4 (File No. 333-131812) of CitiSteel USA, Inc. filed with the Commission on February 13, 2006)

10.2	First Amendment to Financing Agreement dated April 21, 2006*

10.3	Second Amendment to Financing Agreement dated July 6, 2006*

10.4	Security Agreement, dated as of July 6, 2006 between The Bank of New York, as Collateral Agent for the benefit of Secured Creditors and CitiSteel USA Holdings, Inc.*

10.5	Stock Pledge Agreement, dated as of July 6, 2006 by CitiSteel USA, Inc. and The Bank of New York as Collateral Agent for the benefit of Secured Creditors*

10.6	Security Agreement, dated as of August 25, 2005 (CitiSteel USA, Inc.) (previously filed as Exhibit 10.2 to the Registration Statement on Form S-4 (Filed No. 393-131812) of CitiSteel USA, Inc. filed with the Commission on February 13, 2006)

10.7	Security Agreement, dated as of August 25, 2005 (CitiSteel PA, Inc.) (previously filed as Exhibit 10.3 to the Registration Statement on Form S-4 (File No. 333-131812) of CitiSteel USA, Inc. filed with the Commission on February 13, 2006)

10.8	Stock Pledge Agreement, dated as of August 25, 2005 (previously filed as Exhibit 10.4 to the Registration Statement on Form S-4 (File No. 333-131812) of CitiSteel USA, Inc. filed with the Commission on February 13, 2006)

10.9	Purchase Agreement, dated as of June 29, 2006 between CitiSteel USA Holdings, Inc. and Jefferies & Company, Inc.*

10.10	Purchase Agreement, dated as of August 18, 2005 between CitiSteel USA, Inc. and Jefferies & Company, Inc. (previously filed as Exhibit 10.5 to the Registration Statement on Form S-4 (File No. 333-131812) of CitiSteel USA, Inc. filed with the Commission on February 13, 2006)

10.11	Intercreditor Agreement, dated as of July 6, 2006 by and among CitiSteel USA Holdings, Inc., U.S. Bank National Association, as agent, and The Bank of New York, as trustee*

10.12	Intercreditor Agreement, dated as of August 25, 2005, among CitiSteel USA, Inc., H.I.G. SteelCo Holdings, Inc., CitiSteel PA, Inc., U.S. Bank National Association, as Agent and The Bank of New York as Trustee (previously filed as Exhibit 10.6 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-131812-01) of CitiSteel USA, Inc. filed with the Commission on April 21, 2006)

10.13	Management Agreement, dated as of June 10, 2005 between H.I.G. Capital, LLC and H.I.G. SteelCo. Inc. (previously filed as Exhibit 10.7 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-131812-01) of Claymont Steel USA, Inc. filed with the Commission on April 21, 2006)

10.14	Employment Agreement between Jeff Bradley and H.I.G. SteelCo Holdings, Inc. (previously filed as Exhibit 10.8 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-131812-01) of Claymont Steel USA, Inc. filed with the Commission on April 21, 2006)

Exhibit Number	Description of Exhibits
10.15	Restricted Shares Agreement between Jeff Bradley and H.I.G. SteelCo Holdings, Inc. (previously filed as Exhibit 10.9 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-131812-01) of Claymont Steel USA, Inc. filed with the Commission on April 21, 2006)

10.16	Tax Sharing Agreement, dated July 6, 2006 among CitiSteel USA Holdings, Inc., CitiSteel USA, Inc. and CitiSteel PA, Inc.*

10.17	Claymont Steel Holdings, Inc. 2006 Stock Incentive Plan*

21.1	List of subsidiaries*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Crowe Chizek and Company LLC*

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)*

24.1	Powers of Attorney (included on signature pages)*

24.2	Power of Attorney on behalf of David Clark*

99.1	Consent of Tracy Shellabarger as a person named to become a director*

99.2	Consent of Steve Scheinkman as a person named to become a director*

99.3	Consent of Tony Tamer as a person named to become a director*

*	Previously filed.

Item 17. Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on December 13, 2006.

CLAYMONT STEEL HOLDINGS, INC.

By:	/s/ JEFF BRADLEY
Name: Jeff Bradley Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/S/ JEFF BRADLEY Jeff Bradley	Chief Executive Officer (principal executive officer)	December 13, 2006

/S/ DAVID CLARK David Clark	Chief Financial Officer (principal financial officer)	December 13, 2006

/S/ ALLEN EGNER Allen Egner	Vice President, Finance (principal accounting officer)	December 13, 2006

* Sami Mnaymneh	Director	December 13, 2006

* Matthew Sanford	Director	December 13, 2006

* Jeffrey Zanarini	Director	December 13, 2006

*	Signed pursuant to Power of Attorney previously filed.

By	/S/ JEFF BRADLEY
Jeff Bradley, Attorney-in-fact, pursuant to powers of attorney previously filed as part of this registration statement.